P.H. Glatfelter Company (Form: 8-K)	Page 1 of 3

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2006
P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 S. George Street, Suite 400, York, Pennsylvania	17401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	717 225 4711
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

P.H. Glatfelter Company (Form: 8-K)	Page 2 of 3

Item 1.01 Entry into a Material Definitive Agreement.
On February 21, 2006 P. H. Glatfelter (the “Company”) entered into a definitive asset purchase agreement with NewPage Corporation and Chillicothe Paper Inc., a wholly owned subsidiary of NewPage Corporation (the “Asset Purchase Agreement”), to acquire certain assets and assume certain liabilities constituting NewPage Corporation’s carbonless and specialty papers business for $80 million in cash. The business to be acquired includes a 440,000 tons per year paper making facility in Chillicothe, Ohio, together with its Fremont, Ohio-based coating operations (collectively, “Chillicothe”). Estimated 2005 revenue for Chillicothe totalled approximately $440 million and Chillicothe employees total approximately 1,700.
The transaction is subject to certain customary purchase price adjustments and closing conditions, all as provided for in the Asset Purchase Agreement. The Company expects the transaction to close on or about March 31, 2006.
This summarized description of the terms of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement among NewPage Corporation, Chillicothe Paper Inc. and P. H. Glatfelter Company filed herewith as Exhibit 2.1. In addition, a copy of the press release announcing the signing of the definitive agreement is filed herewith as Exhibit 99.1.
Item 2.05 Costs Associated with Exit or Disposal Activities.
With its entering into the agreement to acquire Chillicothe on February 21, 2006, the Company committed, contingent on the successful closing of the Chillicothe transaction, to permanently shutdown its paper making facility in Neenah, Wisconsin.
The Chillicothe acquisition enables the Company to transfer Neenah’s specialty grades to Chillicothe’s highly efficient manufacturing environment and rationalize assets that are no longer competitive. It is anticipated the Neenah mill will be permanently shut down by June 2006, contingent on the successful completion of the Chillicothe transaction.
In connection with the planned closure of the Neenah facility, the Company expects to record related charges estimated to total $60 million to $65 million. The charges are primarily related to asset writedowns, employee termination and related benefits, and contract termination costs. The Company intends to provide the information required by paragraphs (b), (c) and (d) of this Item 2.05 by way of an amendment to this Form 8-K.
A copy of the press release announcing the planned restructuring is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
The Asset Purchase Agreement, dated February 21, 2006, among NewPage Corporation, Chillicothe Paper Inc. and P. H. Glatfelter Company is filed herewith as Exhibit 2.1 (the exhibits and schedules have been omitted pursuant to Item 601 (b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).
A copy of the press release, dated February 22, 2006, announcing the signing of the definitive agreement and related planned restructuring is filed herewith as Exhibit 99.1.

P.H. Glatfelter Company (Form: 8-K)	Page 3 of 3
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

February 27, 2006	By:	John P. Jacunski

Name: John P. Jacunski
Title: Vice President and Corporate Controller